Exhibit 99.1

 U.S. Physical Therapy Announces First Quarter 2003 Financial Results

    HOUSTON--(BUSINESS WIRE)--April 30, 2003--U.S. Physical Therapy, Inc. (NasdaqNM:USPH), a national operator of outpatient clinics, today reported results for the first quarter ended March 31, 2003.

    First Quarter 2003 vs. First Quarter 2002

    -- Net revenues rose 12 percent to $25 million from $22.2 million primarily due to a 12 percent increase in patient visits to 265,000, and a $0.86 increase in patient revenues per visit to $92.24.

    -- Net income declined 14 percent to $1.8 million from $2.1 million.

    -- Earnings per share decreased 6 percent to $0.15 per fully diluted share from $0.16 per fully diluted share.

    -- Clinic operating costs were 71 percent of net revenues compared to 68 percent in the prior year quarter.

    --  Corporate office costs as a percentage of net revenues were
        12.7 percent compared to 11.3 percent in the prior year quarter.

    -- Same store sales related to clinics opened more than one year increased 2.8 percent for the quarter on an increase in same store visits of 1.7 percent.

    "We are pleased to announce that we completed 13 clinics in the first quarter of which 11 were seeing patients at quarter-end and we are well on target to open 40-45 new clinics this year," commented Roy Spradlin, the Company's Chairman, President and Chief Executive Officer. "Recently, we have begun to see more opportunities to open additional new clinics, and we are exploring ways to accelerate new clinic development, which could have a positive impact on future earnings. Three clinics were closed during the quarter."
    "Our numbers were impacted this quarter due to bad weather in the Northeast and the rest of the country as well as the state of the national economy. The visits from our clinics over three years old are down slightly from the first quarter last year, and our new clinics are ramping up somewhat slower than expected due to weather and the economy. Although total patient visits were up 12 percent from last year's first quarter, our average daily patient visits per clinic declined to 20.5 from 22.9, due in part to opening 33 clinics in the last seven months. Now that we are moving into the spring and early summer months, we are beginning to see an increase in clinic visits."
    Spradlin continued, "Our balance sheet continues to be strong with cash increasing to $10.1 million at March 31 from $7.6 million at year-end, with a current ratio of 6.9 and very little debt."
    "Because of the results of our first quarter, factors outlined in our Form 10-K and continuing uncertainties in the economy, our original guidance of 17% to 22% growth in earnings per share that we provided in February appears overoptimistic at this time. While we believe that earnings per share growth for the year will be positive, we think it could be as low as 10% or as high as 17%."
    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Wednesday, April 30 to discuss first quarter results. Interested parties may participate in the call by dialing (888) 694-4676 or (973) 935-8511 approximately 10 minutes before the call is scheduled to begin. To listen to the live call, please go to the Company's website at www.usphysicaltherapy.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.

    This press release contains forward-looking statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words), which involve numerous risks and uncertainties. Included among such statements are those relating to opening of new clinics, availability of personnel and reimbursement environment. The forward-looking statements are based on the Company's current views and assumptions, and the Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  general economic, business, and regulatory conditions;

    --  competition;

    --  federal and state regulations;

    --  availability, terms, and use of capital;

    -- availability of skilled physical therapists to become partners of the Company; and

    --  weather.

    Please see the Company's filings with the Securities and Exchange Commission for more information on these factors. Management undertakes no obligation to update any forward-looking statement, whether as the result of actual results, changes in assumptions, new information, future events, or otherwise.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 212 outpatient physical and/or occupational therapy clinics in 34 states and manages five PT facilities for third parties. The Company's clinics provide post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries, rehabilitation of injured workers and preventative care. In addition to owning and operating clinics, the Company manages several physical therapy facilities for third parties, including physician groups. Named for three consecutive years in Forbes Magazine's Best 200 Small Companies List, U.S. Physical Therapy is included on the Russell 2000 and Russell 3000 Indexes.

    More information is available at www.usphysicaltherapy.com.

    The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to revenue and earnings expectations, acquisitions, reimbursement rates and coverage, state and national regulatory compliance, the Company's maintenance of above-average quality of its services and products and competitive pressures. Further information regarding factors that could affect the Company's results is included in the Company's filings with the Securities and Exchange Commission.

    (See Attached Tables)


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)


                                                 Three Months Ended
                                                      March 31,
                                             -------------------------
                                              2003               2002
                                             ------             ------

Net patient revenues                  $      24,483       $     21,636
Management contract revenues                    477                588
Other revenues                                   46                 26
                                             ------             ------
Net revenues                                 25,006             22,250

Clinic operating costs                       17,753             15,174

Corporate office costs                        3,178              2,505
                                             ------             ------

Operating income before
 non-operating expenses                       4,075              4,571
Interest expense                                 46                 59
Minority interests in
 subsidiary limited partnerships              1,145              1,159
                                             ------             ------
Income before income taxes                    2,884              3,353
Provision for income taxes                    1,097              1,277
                                             ------             ------
Net income                            $       1,787       $      2,076
                                             ======             ======
Basic earnings per
 common share (Note 1)                $         .16       $        .19
                                             ======             ======
Diluted earnings per
 common share (Note 1)                $         .15       $        .16
                                             ======             ======


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)
                              (unaudited)

Note 1: The following table sets forth the computation of basic and diluted earnings per share:

                                                 Three Months Ended
                                                      March 31,
                                              -----------------------
                                               2003             2002
                                              ------           ------
Numerator:
  Net income                           $       1,787     $      2,076
                                              ------           ------
  Numerator for basic
   earnings per share                  $       1,787     $      2,076
  Effect of dilutive securities:
     Interest on convertible
      subordinated notes payable                  31               39
                                              ------           ------
  Numerator for diluted
   earnings per share ---
     income available to common
      stockholders after
      assumed conversions              $       1,818     $      2,115
                                              ======           ======
Denominator:
  Denominator for basic earnings
   per share ---
     weighted-average shares                  10,907           10,654
  Effect of dilutive securities:
     Stock options                               824            1,626
     Convertible subordinated
      notes payable                              700              900
                                              ------           ------
  Dilutive potential common shares             1,524            2,526
                                              ------           ------
  Denominator for diluted earnings
   per share ---
     adjusted weighted-average shares
      and assumed conversions                 12,431           13,180
                                              ======           ======

Basic earnings per common share        $         .16     $        .19
                                              ======           ======
Diluted earnings per common share      $         .15     $        .16
                                              ======           ======


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)

                                           March 31,      December 31,
                                             2003             2002
                                          ---------        ---------
                                          (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents         $       10,134   $         7,610
  Patient accounts receivable,
   less allowance for doubtful
   accounts of $4,255 and
   $4,327, respectively                     13,635            13,235
  Accounts receivable - other                  573               443
  Other current assets                       1,513             1,795
                                           ---------       ---------
     Total current assets                   25,855            23,083
Fixed assets:
  Furniture and equipment                   18,384            17,796
  Leasehold improvements                     9,893             9,310
                                           ---------       ---------
                                            28,277            27,106
  Less accumulated depreciation
   and amortization                         17,330            16,693
                                           ---------       ---------
                                            10,947            10,413
Goodwill, net of amortization of
 $335 and $335, respectively                 5,590             5,590
Other assets, net of amortization of
 $430 and $505, respectively                 2,003             1,947
                                           ---------       ---------
                                    $       44,395   $        41,033
                                           =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable - trade          $          576   $           624
  Accrued expenses                           3,144             2,188
  Estimated third-party payor
   (Medicare) settlements                       33                33
  Notes payable                                  4                 4
                                           ---------       ---------
     Total current liabilities               3,757             2,849

Notes payable - long-term portion               16                17
Other long-term liabilities                    295               273
Convertible subordinated
 notes payable                               2,333             2,333
Minority interests in subsidiary
 limited partnerships                        3,317             3,024
Commitments and contingencies                  ---               ---
Shareholders' equity:
  Preferred stock, $.01 par value,
   500,000 shares authorized,
   -0- shares outstanding                      ---               ---
  Common stock, $.01 par value,
   20,000,000 shares authorized,
   11,877,873 and 11,818,711 shares
   issued at March 31, 2003 and
   December 31, 2002, respectively             119               118
Additional paid-in capital                  23,685            23,313
Retained earnings                           23,395            21,608
Treasury stock at cost, 947,100
 and 945,300 shares held at
 March 31, 2003 and
 December 31, 2002, respectively           (12,522)          (12,502)
                                          ---------        ---------

    Total shareholders' equity              34,677            32,537
                                          ---------        ---------
                                    $       44,395   $        41,033
                                          =========        =========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                  CONDENSED STATEMENTS OF CASH FLOWS
                      (Unaudited - In thousands)

                                                Three Months Ended
                                                     March 31,
                                             -------------------------
                                              2003              2002
                                             ------            ------
Operating activities

  Net income                          $       1,787      $      2,076
  Depreciation and amortization                 841               699
  Minority interest in earnings               1,145             1,159
  Distributions to minority investors          (852)           (1,045)
  Provision for doubtful accounts               338               431
  Tax benefit from exercise of options          171             2,024
  Other                                         (34)               67
  Changes in working capital                    288            (2,469)
                                             ------            ------
     Net cash provided by
      operating activities                    3,684             2,942

Investing activities

  Purchase of fixed assets                   (1,470)           (1,004)
  Purchase of intangibles                         -              (459)
  Other                                         129                 -
                                             ------            ------
     Net cash used in investing
      activities                             (1,341)           (1,463)

Financing activities

  Payment of notes payable                       (1)             (697)
  Repurchase common stock                       (20)                -
  Proceeds from exercise
   of stock options                             202             1,364
                                             ------            ------
     Net cash provided by
      financing activities                      181               667

        Change in cash and
         cash equivalents               $     2,524       $     2,146
                                             ======            ======


Note 2: Certain reclassifications have been made in the prior year period to conform to the current year presentation.

    CONTACT: U.S. Physical Therapy Inc., Houston
             Roy W. Spradlin, 713/297-7000
             Chairman, President and CEO
             or
             J. Michael Mullin, 713/297-7000
             Chief Financial Officer
             or
             Noonan Russo Presence Euro RSCG
             Investors:
             Donald Murphy, 212/845-4258